EXHIBIT 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Triple Crown Media, Inc. (the “Company”) on Form 10-K for the twelve months ended June 30, 2007 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his individual knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE:	September 28, 2007

Signed:	/s/ Mark G. Meikle
Mark G. Meikle Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.